SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(c) of
                     the Securities Exchange Act of 1934

                          Check the appropriate box:
                      Preliminary Information Statement /X/
                 Confidential, for Use of the Commission Only
                      (as permitted by Rule 14c-5(d)(2))
                       Definitive Information Statement

                                POP N GO, INC.
               (Name of Registrant as Specified in its Charter)

              Payment of Filing Fee (check the appropriate box):

                             /X/  No fee required

       Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)      Title of each class of securities to which transaction applies:



2)      Aggregate number of securities to which transaction applies:



3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



4)      Proposed maximum aggregate value of transaction:



5)      Total fee paid:

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:
        2)      Form, Schedule or Registration Statement No.:
        3)      Filing Party: POP N GO, INC.
        4)      Date Filed: MAY 14, 2002


                    WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 1: INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

        (a)     Date, Time and Place of Meeting:

        Action by Written Consent of Shareholders on or about November 15, 2001, at the Company's headquarters.

                Principal Executive Office of the Registrant:

                12429 East Putnam Street Whittier, California 90602

                Telephone: (562) 945-9351

        (b) Approximate date on which the Written Consent was given to security holders:

                On or about November 15, 2001

2.      REVOCABILITY OF PROXY

        Not Applicable.

3.      DISSENTERS RIGHT OF APPRAISAL

        Not Applicable.

4.      PERSONS MAKING THE SOLICITATION

        Not Applicable.

5.      INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Not Applicable

6.      VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company reported in its Form 10-KSB Quarterly Report dated September 30, 2001, that it had approximately 32,033,381 shares of Common Stock outstanding, each of which was entitled to one vote on all matters to come before the stockholders.

Holders of a majority of the shares outstanding, consisting of 575 shareholders, acted by Written Consent to approve a proposed amendment to the Company's Articles to increase authorized shares.

7.      DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

8.      COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

9.      INDEPENDENT PUBLIC ACCOUNTANTS

Not Applicable.

10.     COMPENSATION PLANS

Not Applicable.

11.     AUTHORIZATION OR ISSUANCE IF SECURITIES OTHERWISE THAN FOR EXCHANGE.

Not Applicable.

12.     MODIFICATION OR EXCHANGE OF SECURITIES

Not Applicable

13.     FINANCIAL AND OTHER INFORMATION

Not Applicable

14.     MERGERS, CONSOLIDATIONS, ACQUISITIONS AND SIMILAR MATTERS

Not Applicable

15.     ACQUISITION OR DISPOSITION OF PROPERTY

Not Applicable

16.     RESTATEMENT OF ACCOUNTS

Not Applicable

17.     ACTION WITH RESPECT TO REPORTS

Not Applicable

18.     MATTERS NOT REQUIRED TO BE SUBMITTED

Not Applicable

19.     AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

The Company has a continuing need to raise additional capital for operations by the private sale of its common stock. However, the Company's Articles of Incorporation provide for only 50,000,000 Shares of authorized Common Stock, while the Company had outstanding at November 1, 2001, a total of 37,448,795Shares of its Common Stock. As a result, management has determined that the Company should amend its Articles of Incorporation to increase authorized Common Stock from 50,000,000 Shares to 100,000,000 Shares.

Management has elected to obtain shareholder approval of a proposed amendment to its Articles of Incorporation to this effect, by obtaining the Written Consent of 116 Shareholders who in the aggregate own more than 50% of the Company's Common Stock, and can thereby provide the necessary consent of a majority in interest of the shareholders to the proposed amendment.

20.     OTHER PROPOSED ACTION

        Not Applicable

21.     VOTING PROCEDURES

Management contacted Shareholders who in the aggregate hold more than 50% of the Company's outstanding stock, and obtained the Written Consent from each to amend the Articles of Incorporation to increase authorized Common Stock to 100,000,000 shares.

ITEM 2.  STATEMENT THAT PROXIES ARE NOT SOLICITED

We are not asking you for a Proxy and you are not requested not to send us a Proxy.

ITEM 3.  INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON.

(a) No substantial interest, direct or indirect, by security holdings, or otherwise, is held by anyone, with respect to the matters to be acted upon.

(b) No director of the Company is opposed to the proposed amendment of Articles to increase authorized capital.

ITEM 4.  PROPOSALS BY SECURITY HOLDERS

Not Applicable.

ITEM 5.  DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If one annual report or information statement is being delivered to two or more security holders who share an address, furnish the following information in accordance with Sec.240.14a-3(e)(1):

(a) Only one annual report or information statement, as applicable, is being delivered to multiple security holders sharing an address, unless the Company has received contrary instructions from one or more of the security holders;

(b) The Company undertakes to deliver promptly upon written or oral request a separate copy of this Schedule C Information Statement, to a security holder at a shared address to which a single copy of the documents was delivered. A security holder may notify the Company that the security holder wishes to receive a separate copy of this Schedule A Information Statement by calling telephone (562) 945-9351, or sending a written request to the Company at 12429 East Putnam Street, Whittier, California 90602, Attention: Mel Wyman, Chief Executive Officer.

(c) The above phone number and mailing address can be used by a security holder to notify the Company that the security holder wishes to receive a separate annual report or proxy statement, as applicable, in the future;

(d) Security holders sharing an address can request delivery of a single copy of annual reports or information statements if they are receiving multiple copies of annual reports or information statements, by use of the above telephone or address.